UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RENAISSANCE CAPITAL GREENWICH FUNDS

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	80-0950795 (IRS Employer Identification No.)

165 Mason Street, Greenwich, Connecticut 06830

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of beneficial interest	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-21311

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.

Description of Registrant’s Securities to be Registered.

A description of the shares of the Renaissance IPO ETF (the “Fund”), a series of Renaissance Capital Greenwich Funds (the “Trust”) to be registered hereunder is set forth in the information provided under the caption “General Information –Other Information” in the prospectus which forms a part of the Registration Statement on Form N-1A filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended  (File Nos. 333-21311 and 811-08049, respectively), with the Securities and Exchange Commission on August 30, 2013 (as amended from time to time thereafter, the “Registration Statement”), which information is incorporated herein by reference, and the description contained under such captions included in the form of final prospectus subsequently filed by the Registrant on October 8, 2013, which form of final prospectus is also incorporated by reference herein.

Item 2.

Exhibits.

[“None,” unless new documents need to be filed.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed by the undersigned, duly authorized.

RENAISSANCE CAPITAL GREENWICH FUNDS

Date: October 8, 2013	By:	/s/ William K. Smith
William K. Smith
President

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